Exhibit 99.1

HC2 Holdings Announces Separation of Chairman and Chief Executive Officer Roles

- Philip Falcone Continues as President and CEO; Focusing on Strategic Initiatives and Realizing Value -

- Warren Gfeller, Member of HC2 Board of Directors, Appointed as Interim Non-Executive Chairman of the Board -

NEW YORK, April 1, 2020 -- HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, today announced a separation of the roles of Chairman and Chief Executive Officer, previously both held by Philip Falcone. Mr. Falcone will continue as President and CEO, as well as a member of the Board of Directors, while Warren Gfeller, who has served as a Director of HC2 since 2016, has been appointed to serve as interim non-executive Chairman.

Separating the roles of Chairman and CEO will allow Mr. Falcone to focus full-time on creating increased value for HC2 through growth and innovation strategic initiatives, capital structure and overhead reduction, as well as further enhancing the Company’s corporate governance.

“As a holding company, we partner with subsidiaries where we see growth potential and assist them in successfully realizing their potential in order to create value for all stockholders,” stated Mr. Falcone. “Recent events in our world, our economy and our company have sharpened the need for me to focus on HC2’s portfolio performance. I am fully supportive of our new Board structure and of the Board’s interim appointment of Warren. Warren has previously been Chairman of a public company, and I’m confident he will be able to seamlessly assume the Chairman role on an interim basis while the Board decides on a permanent Chairman.”

“Our Board has complete confidence in Phil, our CEO since the inception of the company,” added Mr. Gfeller. “We believe this division of labor strengthens our corporate governance and will allow Phil to concentrate his efforts completely on leading the execution of our strategy, while our Board continues to provide expertise and oversight.”

About HC2 Holdings, Inc.

HC2 Holdings, Inc. (NYSE: HCHC) is a publicly traded diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (the “SEC”), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2’s common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

HC2 plans to file a proxy statement (the “2020 Proxy Statement”), together with a WHITE proxy card, and a definitive consent revocation statement (the “Consent Revocation Statement”), together with a WHITE consent revocation card, with the SEC, respectively, in connection with the solicitation of proxies for the annual meeting of HC2’s stockholders (the “Annual Meeting”) and the consent solicitation initiated by Percy Rockdale LLC and certain of its affiliates (the “Consent Solicitation”). STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT AND THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HC2 FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, the Consent Revocation Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card and the WHITE consent revocation card) when filed by HC2 with the SEC in connection with the Annual Meeting and the Consent Solicitation at the SEC’s website (http://www.sec.gov), at HC2’s website (http://ir.hc2.com) or by contacting Okapi Partners LLC by phone at (877) 629-6355, by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.

Participants in the Solicitation

HC2, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies and consent revocation cards from stockholders in connection with the Annual Meeting and the Consent Solicitation. Additional information regarding the identity of these potential participants, none of whom (other than Philip A. Falcone, HC2’s President and Chief Executive Officer) owns in excess of one percent (1%) of HC2’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement, the Consent Revocation Statement and other materials to be filed with the SEC in connection with the Annual Meeting and the Consent Solicitation. Information relating to the foregoing can also be found in HC2’s definitive proxy statement for its 2019 annual meeting of stockholders (the “2019 Proxy Statement”), filed with the SEC on April 29, 2019. To the extent holdings of HC2’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2019 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Contact:

Investor Relations
Garrett Edson
ICR
Phone: (212) 235-2691
E-mail: ir@hc2.com